ALLIANCE INTERNATIONAL PREMIER GROWTH INSTITUTIONAL FUND

              CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions
"Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent
Auditors" and to the use of our report dated December 15, 2000 on the Alliance International Premier Growth
Institutional Fund (one of the series funds comprising the Alliance Institutional Funds) which is incorporated by reference in this Registration Statement (Form N-1A
No. 333-37177 and 811-08403) of Alliance Institutional
Funds.





                                  ERNST & YOUNG LLP


New York, New York

April 30, 2001








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